EMPLOYMENT AGREEMENT OF JOHN V. CAPPELLO, D.O.
BY EMERGENT HEALTH CORPORATION

THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of the 27th day of August, 2014, by and between EMERGENT HEALTH CORP., a Nevada corporation (the "Company"), and JOHN V. CAPPELLO, D.O. ("Cappello").

RECITALS:

A. The Company is engaged in the sale of nutraceutical products.

B. The Company is desirous of employing Cappello as Chief Scientific Advisor to assist in the transition of company operations to new management and relocation of the corporate offices.

C. NOW, THEREFORE, in consideration of the sale of John Cappello's controlling interest, license agreement and the agreements, covenants and conditions set forth herein, Cappello and the Company hereby agree as follows:

ARTICLE I
EMPLOYMENT

1.1 Employment. The Company hereby employs, engages, retains and hires Cappello, and Cappello hereby accepts employment, upon the terms and conditions set forth in this Agreement. Cappello is employed as Chief Scientific Advisor ("CSA"). Cappello shall work with and report to the Board of Directors of the Company and Consultant, Parace Capital Corp

(a) As part of his engagement, Cappello will transition vendors to the appropriate management persons and assist management in extending contractual relations with vendors.

1.2 Activities and Duties During Employment. Cappello represents and warrants to the Company that Cappello is free to accept employment with the Company and that Cappello will accept and perform the obligations under this Agreement.

Cappello accepts the employment described in Article I of this Agreement and agrees to devote his necessary time and efforts to the faithful and diligent performance of the services described herein, including the performance of such other services and responsibilities as the Company may require. Notwithstanding the foregoing, Cappello may: (i) serve on the board of directors of other entities or serve in any capacity with any hobby, avocation, civic, educational, religious, professional or charitable activity or organization provided that such service does not materially interfere or conflict with his duties hereunder; (ii) make and manage personal investments of his choice.

1.3 Scheduled Work Week. Cappello's regularly scheduled work week shall be that necessary to assist in transition and maintain the King of Prussia office through lease expiration.

ARTICLE II
TERM

2.1 Term. The term of employment under this Agreement shall be one (1) year, commencing as of the date of the Agreement (such term of employment, as it may be extended or terminated, is herein referred to as the "Employment Term").

2.2 Termination. The Employment Term and Employment of Cappello may be terminated automatically, without the action of either party, upon the death of Cappello.

2.3 Business Expenses.

(a) Reimbursement. The Company shall reimburse Cappello for all reasonable, ordinary, and necessary business expenses incurred by him in connection with the performance of his duties hereunder, including, but not limited to, ordinary and necessary travel expenses and entertainment expenses. The reimbursement of business expenses will be governed by the policies for the Company and the terms otherwise set forth herein. Notwithstanding anything to the contrary contained herein, the Company shall maintain the current office occupied by the Company for the initial one year term of this Agreement.

(b) Accounting. The Cappello shall provide the Company with an accounting of his expenses, which accounting shall clearly reflect which expenses were incurred for proper business purposes in accordance with the policies adopted by the Company and as such are reimbursable by the Company. The Cappello shall provide the Company with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements. All such reimbursements shall be payable by the Company to the Cappello within a reasonable time after receipt by the Company of appropriate documentation therefore.

ARTICLE III
COMPENSATION AND BENEFITS

3.1 Compensation. During Cappello's employment, the Company shall compensate Cappello such salary, bonus and other benefits the Board of Directors may award.

A. Base Salary $80,000.00 per annum, or ($1,450.00 per week gross) subject to increase in the sole discretion of the Board of Directors of the Company.

B. Bonus Employee shall be entitled to earn an annual bonus as determined by the Board of Directors in its sole discretion.

3.2 Payment. Except as otherwise provided herein, all compensation shall be payable in intervals in accordance with the general payroll payment practice of the Company. The compensation shall be subject to such withholdings and deductions by the Company as are required by law. The Company will continue to utilize the services of Forker & Associates for payroll until another service is designated.

3.3 Vacation. The Cappello shall be entitled to receive four (4) weeks of personal time off ("PTO") each year of the Employment Term (prorated for fractional years).

3.4 Other Benefits. Cappello shall be entitled to participate in any retirement, pension, profit-sharing, stock option, health plan, insurance, disability income, incentive compensation and welfare or any other benefit plan or plans of the Company which may now or hereafter be in effect and for which the Cappello is eligible or for which all executives in general are eligible. Notwithstanding the forgoing, the Company shall continue to maintain the medicare supplemental insurance plan for Cappello for the term of his employment, or if it is unable to do so, then it will obtain comparable coverage for Cappello.

ARTICLE IV
CONFIDENTIALITY, NON-SOLICITATION, NON-COMPETE AND QUIT CLAIM AGREEMENT

4.1 Non-Disclosure of Confidential Information. Cappello hereby acknowledges and agrees that, as of a result of the employment hereunder, Cappello will acquire, develop, and use information that is not generally known to the public or to the Company's industry, including but not limited to, certain records, phone locations, documentation, software programs, email and mobile strategies, price lists, customer lists, contract prices for the Company's services, business plans and prospects of the Company, equipment configurations, ledgers and general information, Cappello records, mailing lists, accounts receivable and payable ledgers, financial and other records of the Company or its affiliates, and other similar matters, as well as any information disclosed to the Company by any third party under which the Company has a confidentiality obligation to the third party (all such information pertaining to the Company, its affiliates or disclosed to Company under confidentiality from third parties being hereinafter referred to as "Confidential Information"). Cappello further acknowledges and agrees that the Confidential Information is of great value to the Company and its affiliates and that the restrictions and agreements contained in this Agreement are reasonably necessary to protect the Confidential Information and the goodwill of the Company. Accordingly, Cappello hereby agrees that:

(a) Cappello will not, while employed by the Company or for three years thereafter, directly or indirectly, except in connection with Cappello's performance of the duties under this Agreement, or as otherwise authorized in writing by the Company for the benefit of the Company or its "Affiliates" (as hereinafter defined), divulge to any person, firm, corporation, limited liability company, or organization, other than the Company or its Affiliates (hereinafter referred to as "Third Parties"), or use or cause or authorize any Third Parties to use, the Confidential Information, except as required by law.

(b) Legal Fees. In any action to enforce the terms of this Agreement, the prevailing party shall be entitled to reimbursement from the other party of reasonable legal fees and costs.

4.2 Company. All references to the Company in this Article IV shall include "Affiliates" of the Company, as that term is construed under Rule 405 of the Securities Act of 1933, as amended.

4.3 Trade Secrets and Joint Venture.

(a) Employee agrees to fully cooperate with the Company in (A) protecting the value and secrecy of any such trade secrets, and further agrees to execute any and all

documents the Company deems necessary to document any such assignment to the Company; and (B) Employee designates the Company his attorney-in-fact to execute any documents the Company may deem necessary that relates to any such trade secret or assignment thereof to the Company.

(b) Notwithstanding anything to the contrary herein, this Agreement does not apply to any invention ("Cappello Owned Invention(s)") for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Cappello's own time, unless: (a) the invention relates: (i) to the Business of the Company; or (ii) to the Company's actual research or development; or (b) the invention results from any work performed by the Cappello for the Company. Except as noted on the signature page hereof, Cappello claims no right in any inventions as of the date hereof.

(c) Joint Venture Omni Youth J.V. Employee shall cause Omni Youth JV to make available for purchase by the Company the current product under development on a non-exclusive basis for so long as the product or a substantially similar product is made available by Omni Youth J.V. The initial cost of the product shall be mutually agreeable between the Company, and with any cost increases to the Company thereafter to be limited to documented actual cost increases to Omni Youth J.V. in the production of the product.

ARTICLE V
MISCELLANEOUS

5.1 Notices. All notices or other communications required or permitted hereunder shall be in writing addressed to the last known address of the Party entitled to notice and shall be deemed given, delivered and received: (a) when delivered, if delivered personally; (b) four (4) days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid; (c) one (1) business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service; and (d) on the date of delivery if delivered by telecopy, receipt confirmed, provided that a confirmation copy is sent on the next business day by first class mail, postage prepaid, in each case addressed as follows:

To Cappello at: The address set forth on the signature page hereof.

To Company at: Emergent Health Corp. (It's headquarters)

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

5.2 Entire Agreement; Amendments, Etc. This Agreement contains the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Except as provided in Section 4.3(b) above, no modification, amendment, waiver or alteration of this Agreement or any provision or term hereof shall in any event be effective unless the same shall be in writing, executed by both

parties hereto, and any waiver so given shall be effective only in the specific instance and for the specific purpose for which given.

5.3 Benefit. This Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the heirs, successors, legal representatives and permitted assignees of Cappello and the successors, assignees and transferees of the Company. This Agreement or any right or interest hereunder may not be assigned by Cappello without the prior written consent of the Company.

5.4 No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder or pursuant hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or pursuant thereto.

5.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provision of this Agreement. If any part of any covenant is unenforceable or the making of any covenant hereunder is unenforceable, the parties hereto agree, and it is their desire, that the court shall substitute a judicially enforceable limitation in its place, and that as so modified this Agreement, as so modified, shall be binding upon the parties as if originally set forth herein.

5.6 Arbitration. If there is any dispute between the parties concerning any matter relating to this Agreement, the exclusive basis for adjudication of this Agreement (except with respect to the performance of the covenants and obligations as set forth in Article IV above) shall be by arbitration as detailed herein. Either party may submit the dispute to binding arbitration. Any such arbitration proceeding will be conducted in Pennsylvania and except as otherwise provided in this Agreement, will be conducted under the auspices of American Arbitration Association, and in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall allow such discovery as the arbitrator determines appropriate under the circumstances. The arbitrator shall determine which party, if either, prevailed and shall award the prevailing party its costs and attorneys' fees.

The award and decision of the arbitrator shall be conclusive and binding on all parties to this Agreement and judgment on the award may be entered in any court of competent jurisdiction. The parties acknowledge and agree that any arbitration award may be enforced against either or both of them in a court of competent jurisdiction and each waives any right to contest the validity or enforceability of such award. The parties further agree to be bound by the provisions of any statute of limitations which would be applicable in a court of law to the controversy or claim which is the subject of any arbitration proceeding initiated under the Agreement. The parties further agree that they are entitled in any arbitration proceeding to the entry of an order, by a court of competent jurisdiction pursuant to an opinion of the arbitrator, for specific performance of any of the requirements of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

COMPANY:

EMERGENT HEALTH CORP.

By: Stephen A. Hussey
Name: Stephen A. Hussey
Title: CEO

CAPPELLO:

John Cappello
JOHN CAPPELLO

Address: 10102 Valley Forge Circle
King of Prussia, Pa. 19406

Cappello Owned Inventions: Omni
Youth JV
Products*

EXHIBIT A

COMPENSATION

1. Base Salary. ~~$80,000.00~~ $75,400.00 SH JC per annum, subject to increase in the sole discretion of the Board of Directors of the Company.

2. Bonus. Cappello shall be entitled to earn an annual bonus as determined by the Board of Directors in its sole discretion.

3. Benefits. Cappello shall be entitled to receive all offered health benefits for himself and his family, at no additional cost, in an amount not less than the greatest level of coverage offered to other Cappellos in the Company.

4. Omni Youth JV. Cappello, for a fee to be negotiated, shall cause Omni Youth JV to make available for purchase by the Company the current product under development on a non-exclusive basis for so long as the product or a substantially similar product is made available by Omni Youth JV. The initial cost of the product shall be mutually agreeable between the Company and Cappello, with a targeted retail price of at least 5 times the price to the Company, and with any cost increases to the Company thereafter to be limited to documented actual cost increases to Omni Youth JV in the production of the product.